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Exhibit 4.10

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of March 26, 2003 by and between THE MILLS CORPORATION, a Delaware corporation (the "Company"), and WARD W. WOODS and NEBRIS CORPORATION, a Delaware corporation that is wholly owned by Ward W. Woods (collectively, the "Holders" and individually, a "Holder").

        WHEREAS, the Company, The Mills Limited Partnership, a Delaware limited partnership of which the Company is the sole general partner (the "Partnership"), and the Holders are parties to that certain Purchase Agreement, dated as of the date hereof, pursuant to which the Partnership is selling an aggregate of 400,000 preferred units of limited partnership interests in the Partnership (the "Series D Preferred Units") to the Holders;

        WHEREAS, pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership (such agreement, as amended from time to time, is referred to herein as the "Partnership Agreement"), and subject to the limitations contained therein, the Holders have the right to exchange the Series D Preferred Units for shares of a new series of preferred stock of the Company with substantially similar economic terms as the Series D Preferred Units (the "Series D Preferred Stock") (such exchange is referred to herein as the "Exchange" and such exchange right is referred to herein as the "Exchange Right"); and

        WHEREAS, the Company has agreed to grant to the Holders certain registration rights with respect to the Series D Preferred Stock that may be issued in connection with the Exchange.

        NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby agree as follows:

1.    Issuer Registration Statement

        1.1    Obligations of the Company.    The Company shall:

          (a)  cause to be filed, on or before September 30, 2003, a registration statement (the "Registration Statement") and related prospectus (the "Prospectus") with the Securities and Exchange Commission (the "Commission") to register the issuance of the Series D Preferred Stock that may be issued in connection with the Exchange;

          (b)  use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as soon as practicable after the filing;

          (c)  prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective and (ii) to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of the Series D Preferred Stock covered by the Registration Statement, in each case for such time as is contemplated in Section 1.2 below;

          (d)  furnish, without charge, to each of the Holders, a copy of the Prospectus included in such Registration Statement in conformity with the requirements of the Securities Act in connection with the issuance of the Series D Preferred Stock;

          (e)  promptly notify the Holders: (i) when the Registration Statement or any post-effective amendment has become effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Series D Preferred Stock under the securities or "blue sky" laws of any applicable jurisdiction or the initiation of any proceeding for such purpose;

          (f)    until the sooner of completion, abandonment or termination of the offering or sale contemplated thereby and the expiration of the period during which the Company is required to maintain the effectiveness of the Registration Statement as set forth in Section 1.2 below, promptly notify the Holders: (i) of the existence of any fact of which the Company is aware or the happening of any event that has resulted in (A) the Registration Statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public that make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and

          (g)  use commercially reasonable efforts to cause the Series D Preferred Stock to be listed on the New York Stock Exchange upon its issuance.

        1.2    Effectiveness of the Registration Statement.    Subject to Section 1.3 hereof, the Company agrees to use commercially reasonable efforts to keep the Registration Statement effective (including the preparation and filing of any amendments and supplements necessary for that purpose) so long as any of the Series D Preferred Units are held by any person other than the Company.

        1.3    Suspension of Registration Statement.    Notwithstanding Section 1.1 and 1.2 hereof, the Company shall be entitled to postpone the filing of the Registration Statement, or suspend the offering under the Registration Statement, if (i) the Company is contemplating an underwritten offering of equity securities, or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which underwritten offering, negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company may not delay, suspend or withdraw the Registration Statement for more than ninety (90) days at any one time, or more than twice in any twelve (12) month period. Upon receipt of any notice from the Company of the happening of any event during the period the Registration Statement is effective that is of a type specified in the preceding sentence or as a result of which the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, the Holders agree that (a) they will not exercise the Exchange Right until the Holders receive a notice from the Company that the misstatement(s) or omission(s) referred to above have been corrected and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company, and (b) each of the Holders will maintain the confidentiality of any information included in the notice delivered by the Company.

        1.4    Qualification.    The Company agrees to use commercially reasonable efforts to register or qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or "blue sky" laws, to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement; provided, however, that the Company shall not be required to

(a) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (b) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (c) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject.

2.    Expenses

        The Company shall pay all expenses incident to the performance by the Company of its registration obligations under Section 1 above, including (i) all stock exchange, Commission and state securities registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distribution of the Registration Statement and Prospectus, and (iii) fees and disbursements of counsel for the Company and of the independent public accountants of the Company. Each Holder shall be responsible for the payment of any fees and disbursements of such Holder's counsel, accountants and other advisors.

3.    Miscellaneous

        3.1    Integration; Amendment.    This Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

        3.2    Waivers.    No waiver by a party hereto shall be effective unless made in a written instrument duly executed by all of the parties and only to the extent set forth in such instrument. Neither the waiver by the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

        3.3    Assignment; Successors and Assigns.    This Agreement and the rights granted hereunder may not be assigned by a Holder without the written consent of the Company; provided, however, that such Holder may assign its rights and obligations hereunder, following at least ten (10) days prior written notice to the Company, to a permitted transferee in connection with a transfer of all (but not less than all) of such Holder's Series D Preferred Units in accordance with the terms of the Partnership Agreement (and subject to restrictions on transfers set forth in the Partnership Agreement relating to the Series D Preferred Units), if such transferee agrees in writing to be bound by all of the provisions hereof. This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns.

        3.4    Notices.    All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth on the signature page hereto, or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 3.4 for the service of notices; provided, however, that notices of a change of address shall be effective only upon receipt thereof. Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is not a Business Day, then the notice shall be deemed to have been given and received on the Business Day next following such day and if any party rejects delivery of any notice attempted to be given hereunder, delivery shall be deemed given on the date of such rejection. Any notice sent by facsimile transmission shall be deemed to have been given and received on the Business Day next following the transmission. As used in this Agreement, a "Business Day" is any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York.

        3.5    Specific Performance.    The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (a) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (b) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.

        3.6    Governing Law.    This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, but not including the choice of law rules thereof.

        3.7    Headings.    Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

        3.8    Pronouns.    All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

        3.9    Execution in Counterparts.    To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

        3.10    Severability.    If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

Signatures on following page

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first herein above set forth.

THE MILLS CORPORATION
/s/ KENNETH R. PARENT Name: Kenneth R. Parent Title: Chief Operating Officer
Address/Notice To:
1300 Wilson Boulevard Suite 400 Arlington, VA 22209 Attention: Thomas E. Frost, Esq. Fax: (703) 526-5198
with a copy to:
Hogan & Hartson L.L.P. 555 Thirteenth Street, N.W. Washington, DC 20004-1109 Attention: Bruce W. Gilchrist, Esq. Telecopy Number: (202) 637-5910

/s/ WARD W. WOODS WARD W. WOODS
NEBRIS CORPORATION
/s/ WARD W. WOODS Name: Ward W. Woods Title: President
Address/Notice to:
Ward W. Woods c/o Bessemer Securities 630 Fifth Avenue New York, New York 10011
with a copy to:
Myron G. Sugarman Cooley Godward One Maritime Plaza, 20th Floor San Francisco, CA 94111-3580

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  Exhibit 4.10
REGISTRATION RIGHTS AGREEMENT